Exhibit 99.1

Kellogg Company
Financial News Release

Analyst Contact:
Simon Burton, CFA (269) 961-6636

Media Contact:
Kris Charles, (269) 961-3799

KELLOGG COMPANY REPORTS FOURTH QUARTER AND FULL-YEAR 2015 RESULTS, REAFFIRMS GUIDANCE FOR 2016

•	Full-year 2015 results met or exceeded initial guidance.

•	Trends in the U.S. Cereal business continued to improve in the fourth quarter.

•	Each of the company's international regions posted sales growth in the fourth quarter.

•	The company continues to expect that it will meet previous currency-neutral guidance for net sales, operating profit, and earnings per share for the full-year 2016.

BATTLE CREEK, Mich. - February 11, 2016 - Kellogg Company (NYSE: K) today announced that fourth quarter 2015 reported net sales were $3.1 billion, a decrease of 10.6 percent from the fourth quarter of 2014. Fourth quarter currency-neutral comparable net sales* increased by 4.2 percent. Full-year 2015 reported net sales decreased by 7.2 percent to $13.5 billion. Full-year currency-neutral comparable net sales increased by 1.2 percent. Currency-neutral comparable net sales results include the impact of pricing in Venezuela.
The reported quarterly operating loss was $39 million; this included a significant mark-to-market adjustment of $393 million, which was primarily driven by the impact of asset returns on pension plans; the company's pension plans remain almost 90 percent funded. Currency-neutral comparable operating profit* increased by 2.8 percent in the fourth quarter. Full-year reported operating profit increased by 6.6 percent. Full-year currency-neutral comparable operating profit decreased by 2.3 percent; this included a negative impact of 3 percent from the rebasing of incentive compensation.

Financial Summary:	Quarter ended			Year ended
(millions, except per share data)	January 2, 2016	January 3, 2015	% Change	January 2, 2016	January 3, 2015	% Change
Reported Net Sales	$3,142	$3,514	(10.6)%	$13,525	$14,580	(7.2)%
Comparable Net Sales *	$3,123	$3,320	(5.9)%	$13,475	$14,377	(6.3)%
Currency-Neutral Comparable Net Sales *	$3,459	$3,320	4.2%	$14,544	$14,377	1.2%
Reported Operating Profit (Loss)	$(39)	$(422)	90.9%	$1,091	$1,024	6.6%
Comparable Operating Profit *	$440	$462	(4.9)%	$1,939	$2,119	(8.5)%
Currency-Neutral Comparable Operating Profit *	$476	$462	2.8%	$2,071	$2,119	(2.3)%
Reported Net Income (Loss) Attributable to Kellogg Company	$(41)	$(293)	86.0%	$614	$632	(2.9)%
Comparable Net Income (Loss) Attributable to Kellogg Company *	$279	$298	(6.2)%	$1,257	$1,373	(8.4)%
Currency-Neutral Comparable Net Income (Loss) Attributable to Kellogg Company *	$299	$298	0.8%	$1,357	$1,373	(1.1)%
Reported Diluted Earnings Per Share	$(0.12)	$(0.82)	85.4%	$1.72	$1.75	(1.7)%
Comparable Diluted Earnings Per Share *	$0.79	$0.84	(6.0)%	$3.53	$3.81	(7.3)%
Currency-Neutral Comparable Diluted Earnings Per Share *	$0.85	$0.84	1.2%	$3.81	$3.81	—%
* Non-GAAP financial measures. See the tables herein for important information regarding these measures and a full reconciliation to the most comparable GAAP measure.

The reported fourth quarter 2015 net loss was $41 million, or a loss of $0.12 per share; comparable earnings* were $0.79 per share; this represented a decrease of 6.0 percent from the fourth quarter of 2014’s comparable earnings per share. The translation of foreign currency lowered quarterly comparable earnings by $0.06 per share in the fourth quarter. Reported full-year 2015 net earnings were $614 million, or $1.72 per share; comparable full-year earnings were $3.53 per share, a decrease of 7.3 percent from 2014’s comparable earnings per share. The translation of foreign currency lowered comparable earnings by $0.28 per share for the full year; as a result, full-year currency-neutral comparable earnings were $3.81 per share, in-line with the prior year's result. Please see the table below and the appendices to this press release for detail regarding items that affect comparability.

Reconciliation of Reported to Currency-Neutral Comparable Earnings Per Share
	Quarter ended		Year ended
	January 2, 2016	January 3, 2015	January 2, 2016	January 3, 2015

Reported EPS	$(0.12)	$(0.82)	$1.72	$1.75
Mark-to-Market	(0.73)	(1.52)	(0.84)	(1.42)
Project K and cost reduction activities	(0.16)	(0.16)	(0.64)	(0.61)
Other Costs Impacting Comparability	—	(0.01)	0.14	(0.01)
Integration and Transaction Costs	(0.01)	(0.04)	(0.06)	(0.09)
Acquisitions/Dispositions	—	—	0.01	—
53rd Week	—	0.07	—	0.07
Remeasurement of Venezuelan Business	(0.01)	—	(0.42)	—

Comparable EPS	0.79	0.84	3.53	3.81
Foreign Exchange	(0.06)	—	(0.28)	—

Currency-Neutral Comparable EPS	$0.85	$0.84	$3.81	$3.81

“Our results in 2015 met or exceeded our initial expectations. We saw good growth in many of our businesses, and importantly, trends continued to improve in the U.S. Cereal business,” said John Bryant, Chairman and CEO. "We're very pleased with the foundation that we've built. We are committed to achieving our long-term goals for growth in 2016, supported by our increasing momentum and unprecedented productivity programs."

North America
Kellogg North America’s reported net sales decreased by 8.0 percent in the fourth quarter and decreased by 4.3 percent for the full year. Currency-neutral comparable net sales declined by 0.4 percent for the fourth quarter and by 1.6 percent for the full year. The U.S. Morning Foods segment posted an increase in comparable net sales of 1.5 percent in the fourth quarter and a decrease of 1.6 percent for the full year. The performance in the fourth quarter was the result of improving trends in the U.S. Cereal business. U.S. Snacks posted a decline in comparable net sales of 1.9 percent in the fourth quarter and a decline of 1.6 percent for the full year. However, consumption improved sequentially in each of the categories in the segment. The U.S. Specialty Channels business posted an increase in comparable net sales of 1.5 percent in the fourth quarter and an increase of 0.7 percent for the full year. The North America Other business posted a decline in currency-neutral comparable net sales of 2.0 percent in the fourth quarter and a decline of 3.2 percent for the full year. This was driven by a decline in trade inventory due to a shift to new packaging in the MorningStar Farms business and results from the Kashi business; Kashi's performance improved over the course of the year.

International
Currency-neutral comparable net sales growth in the Latin American business was 45.3 percent in the fourth quarter, largely due to the impact of the Venezuelan business; currency-neutral comparable growth for the full year was 24.6 percent, also largely due to the impact of the Venezuelan business. Currency-neutral comparable net sales in our European business increased by 1.6 percent in the fourth quarter and decreased by 0.6 percent for the full year. The good performance in the quarter resulted from excellent growth in the Snacks business, including Pringles. The Asia Pacific business posted an increase in currency-neutral comparable net sales of 3.3 percent in the fourth quarter and an increase of 4.0 percent for the full year, driven by strong rates of growth in the Asian business.
The Chinese and West African joint ventures performed well in the fourth quarter.

Interest and Tax
Kellogg’s interest expense totaled $59 million in the fourth quarter and was $227 million for the year. The comparable effective tax rate* was 24.7 percent for the fourth quarter and was 25.6 percent for the full year; both rates were lower than original expectations due to tax-planning initiatives and discrete items.

Cash flow
Cash flow,* a non-GAAP measure defined as cash from operating activities less capital expenditures, was $1.14 billion for the full year; slightly greater than expected due to excellent management of working capital. Kellogg repurchased $731 million of shares during the year.

Kellogg Reaffirms Previous Guidance for 2016, Provides Guidance for Cash Flow
In addition, Kellogg Company continues to expect that, in 2016, it will achieve its long-term target for currency-neutral comparable net sales of between 1 percent and 3 percent, and its long-term target for currency-neutral comparable operating profit growth of between 4 percent and 6 percent. The company expects growth in currency-neutral comparable earnings per share of between 6 percent and 8 percent. Guidance for operating profit excludes the impact of mark-to-market adjustments, integration costs, costs related to Project K, acquisitions, dispositions, foreign-currency translation, remeasurement of the Venezuelan business, and other items that could affect comparability. Guidance for earnings per share excludes the impact of mark-to-market adjustments, integration costs, costs related to Project K, foreign-currency translation, remeasurement of the Venezuelan business, and other items that could affect comparability; it includes the impact of acquisitions and dispositions. The company also announced today that it expects full-year cash flow to be approximately $1.1 billion. Capital expenditure for the year is expected to be between four percent and five percent of sales, including the impact of the cash required by Project K and an increase in capital spending equal to approximately one percent of sales to support the growth of the Pringles business.
Separately, Kellogg Company’s Board of Directors has approved a $1.5 billion share-repurchase program that will run through 2016 and 2017.

Conference Call / Webcast
Kellogg will host a conference call to discuss these results on Thursday, February 11, 2016 at 9:30 a.m. Eastern Time. The conference call and accompanying presentation slides will be broadcast live over the Internet at http://investor.kelloggs.com. Analysts and institutional investors may participate in the Q&A session by dialing (855) 209-8258 in the U.S., and (412) 542-4104 outside of the U.S. Members of the media and the public are invited to attend in a listen-only mode. Information regarding the rebroadcast is available at http://investor.kelloggs.com.

About Kellogg Company
At Kellogg Company (NYSE: K), we are driven to enrich and delight the world through foods and brands that matter. With 2015 sales of more than $13 billion, Kellogg is the world’s leading cereal company; second largest producer of cookies and crackers; a leading producer of savory snacks; and a leading North American frozen foods company. Every day, our well-loved brands nourish families so they can flourish and thrive. These brands include Kellogg’s®, Keebler®, Special K®, Pringles®, Kellogg’s Frosted Flakes®, Pop-Tarts®, Kellogg’s Corn Flakes®, Rice Krispies®, Kashi®, Cheez-It®, Eggo®, Coco Pops®, Mini-Wheats®, and many more. To learn more about our responsible business leadership, foods that delight and how we strive to make a difference in our communities around the world, visit www.kelloggcompany.com.

Use of Non-GAAP Financial Measures
Certain financial measures have been provided on a non-GAAP (Generally Accepted Accounting Principles) basis. Management believes the use of such non-GAAP measures provides increased transparency and assists investors in understanding the underlying operating performance of the company and its segments and in the analysis of ongoing operating trends. All non-GAAP financial measures have been reconciled with the most directly comparable GAAP financial measures in the attachments provided with the release.

Forward-Looking Statements Disclosure
This news release contains, or incorporates by reference, “forward-looking statements” with projections concerning, among other things, the Company’s efficiency-and-effectiveness program (Project K), the integration of acquired businesses, the Company’s strategy, zero-based budgeting, and the Company’s sales, earnings, margin, operating profit, costs and expenditures, interest expense, tax rate, capital expenditure, dividends, cash flow, debt reduction, share repurchases, costs, charges, rates of return, brand building, ROIC, working capital, growth, new products, innovation, cost reduction projects, workforce reductions, savings, and competitive pressures.

Forward-looking statements include predictions of future results or activities and may contain the words “expects,” “believes,” “should,” “will,” “anticipates,” “projects,” “estimates,” “implies,” “can,” or words or phrases of similar meaning.The Company’s actual results or activities may differ materially from these predictions. The Company’s future results could also be affected by a variety of factors, including the ability to implement Project K as planned, whether the expected amount of costs associated with Project K will differ from forecasts, whether the Company will be able to realize the anticipated benefits from Project K in the amounts and times expected, the ability to realize the anticipated benefits and synergies from business acquisitions in the amounts and at the times expected, the impact of competitive conditions; the effectiveness of pricing, advertising, and promotional programs; the success of innovation, renovation and new product introductions; the recoverability of the carrying value of goodwill and other intangibles; the success of productivity improvements and business transitions; commodity and energy prices; labor costs; disruptions or inefficiencies in supply chain; the availability of and interest rates on short-term and long-term financing; actual market performance of benefit plan trust investments; the levels of spending on systems initiatives, properties, business opportunities, integration of acquired businesses, and other general and administrative costs; changes in consumer behavior and preferences; the effect of U.S. and foreign economic conditions on items such as interest rates, statutory tax rates, currency conversion and availability; legal and regulatory factors including changes in food safety, advertising and labeling laws and regulations; the ultimate impact of product recalls; business disruption or other losses from war, terrorist acts or political unrest; and other items.
Forward-looking statements speak only as of the date they were made, and the Company undertakes no obligation to update them publicly.

[Kellogg Company Financial News]

Kellogg Company and Subsidiaries
CONSOLIDATED STATEMENT OF INCOME
(millions, except per share data)

	Quarter ended		Year ended
(Results are unaudited)	January 2, 2016	January 3, 2015	January 2, 2016	January 3, 2015
Net sales	$3,142	$3,514	$13,525	$14,580
Cost of goods sold	2,180	2,658	8,844	9,517
Selling, general and administrative expense	1,001	1,278	3,590	4,039
Operating profit	(39)	(422)	1,091	1,024
Interest expense	59	53	227	209
Other income (expense), net	(13)	(4)	(91)	10
Income before income taxes	(111)	(479)	773	825
Income taxes	(68)	(187)	159	186
Earnings (loss) from unconsolidated affiliates	3	(1)	—	(6)
Net income	$(40)	$(293)	$614	$633
Net income (loss) attributable to noncontrolling interests	1	—	—	1
Net income attributable to Kellogg Company	$(41)	$(293)	$614	$632
Per share amounts:
Basic	$(0.12)	$(0.82)	$1.74	$1.76
Diluted	$(0.12)	$(0.82)	$1.72	$1.75
Dividends per share	$0.50	$0.49	$1.98	$1.90
Average shares outstanding:
Basic	353	355	354	358
Diluted	353	355	356	360
Actual shares outstanding at period end			350	356

Kellogg Company and Subsidiaries
SELECTED OPERATING SEGMENT DATA
(millions)

	Quarter ended		Year ended
(Results are unaudited)	January 2, 2016	January 3, 2015	January 2, 2016	January 3, 2015
Net sales
U.S. Morning Foods	$712	$768	$2,992	$3,108
U.S. Snacks	750	807	3,234	3,329
U.S. Specialty	269	280	1,181	1,198
North America Other	389	448	1,687	1,864
Europe	612	677	2,497	2,869
Latin America	190	287	1,015	1,205
Asia Pacific	220	247	919	1,007
Consolidated	$3,142	$3,514	$13,525	$14,580
Operating profit
U.S. Morning Foods	$106	$101	$474	$479
U.S. Snacks	83	95	385	364
U.S. Specialty	60	57	260	266
North America Other	38	69	178	295
Europe	56	58	247	232
Latin America	7	24	9	169
Asia Pacific	18	14	54	53
Total Reportable Segments	368	418	1,607	1,858
Corporate	(407)	(840)	(516)	(834)
Consolidated	$(39)	$(422)	$1,091	$1,024

Kellogg Company and Subsidiaries
CONSOLIDATED STATEMENT OF CASH FLOWS
(millions)

	Year ended
(unaudited)	January 2, 2016	January 3, 2015
Operating activities
Net income	$614	$633
Adjustments to reconcile net income to operating cash flows:
Depreciation and amortization	534	503
Postretirement benefit plan expense (benefit)	320	803
Deferred income taxes	(169)	(254)
Stock compensation	51	37
Venezuela remeasurement expense	169	—
VIE deconsolidation	(49)	—
Other	(13)	(125)
Postretirement benefit plan contributions	(33)	(53)
Changes in operating assets and liabilities, net of acquisitions	267	249
Net cash provided by (used in) operating activities	1,691	1,793
Investing activities
Additions to properties	(553)	(582)
Acquisitions, net of cash acquired	(161)	—
Investments in unconsolidated entities	(456)	(6)
Other	43	15
Net cash provided by (used in) investing activities	(1,127)	(573)
Financing activities
Net issuances (reductions) of notes payable	374	89
Issuances of long-term debt	696	952
Reductions of long-term debt	(606)	(960)
Net issuances of common stock	261	217
Common stock repurchases	(731)	(690)
Cash dividends	(700)	(680)
Other	—	9
Net cash provided by (used in) financing activities	(706)	(1,063)
Effect of exchange rate changes on cash and cash equivalents	(50)	13
Increase (decrease) in cash and cash equivalents	(192)	170
Cash and cash equivalents at beginning of period	443	273
Cash and cash equivalents at end of period	251	$443
Supplemental financial data:
Net cash provided by (used in) operating activities	$1,691	$1,793
Additions to properties	(553)	(582)
Cash Flow (operating cash flow less property additions) (a)	$1,138	$1,211

(a)	We use this non-GAAP measure of cash flow to focus management and investors on the amount of cash available for debt reduction, dividend distributions, acquisition opportunities, and share repurchase.

Kellogg Company and Subsidiaries
CONSOLIDATED BALANCE SHEET
(millions, except per share data)

	January 2, 2016	January 3, 2015
	(unaudited)	*
Current assets
Cash and cash equivalents	$251	$443
Accounts receivable, net	1,344	1,276
Inventories:
Raw materials and supplies	315	327
Finished goods and materials in process	935	952
Deferred income taxes	227	184
Other prepaid assets	164	158
Total current assets	3,236	3,340
Property, net of accumulated depreciation of $5,236 and $5,526	3,621	3,769
Investments in unconsolidated entities	456	1
Goodwill	4,968	4,971
Other intangibles, net of accumulated amortization of $47 and $43	2,268	2,295
Pension	231	250
Other assets	485	527
Total assets	$15,265	$15,153
Current liabilities
Current maturities of long-term debt	$1,266	$607
Notes payable	1,204	828
Accounts payable	1,907	1,528
Accrued advertising and promotion	447	446
Accrued income taxes	42	39
Accrued salaries and wages	325	320
Other current liabilities	548	596
Total current liabilities	5,739	4,364
Long-term debt	5,289	5,935
Deferred income taxes	685	726
Pension liability	946	777
Nonpension postretirement benefits	77	82
Other liabilities	391	418
Commitments and contingencies
Equity
Common stock, $.25 par value	105	105
Capital in excess of par value	745	678
Retained earnings	6,597	6,689
Treasury stock, at cost	(3,943)	(3,470)
Accumulated other comprehensive income (loss)	(1,376)	(1,213)
Total Kellogg Company equity	2,128	2,789
Noncontrolling interests	10	62
Total equity	2,138	2,851
Total liabilities and equity	$15,265	$15,153
* Condensed from audited financial statements.

Kellogg Company and Subsidiaries
Reconciliation of As Reported Results to Currency-Neutral Comparable Results
(millions, except per share data)

Quarter ended	January 2, 2016			January 3, 2015
(Results are unaudited)	As reported	Comparable adjustments	Currency-neutral comparable	As reported	Comparable adjustments	Currency-neutral comparable
Net sales	$3,142	$(317)	$3,459	$3,514	$194	$3,320
Cost of goods sold	2,180	48	2,132	2,658	631	2,027
Selling, general and administrative expense	1,001	150	851	1,278	447	831
Operating profit	(39)	(515)	476	(422)	(884)	462
Interest expense	59	(1)	60	53	—	53
Other income (expense), net	(13)	11	(24)	(4)	—	(4)
Income before income taxes	(111)	(503)	392	(479)	(884)	405
Income taxes	(68)	(163)	95	(187)	(293)	106
Earnings (loss) from joint ventures	3	—	3	(1)	—	(1)
Net income	$(40)	$(340)	$300	$(293)	$(591)	$298
Net income (loss) attributable to noncontrolling interests	1	—	1	—	—	—
Net income attributable to Kellogg Company	$(41)	$(340)	$299	$(293)	$(591)	$298
Per share amounts:
Basic	$(0.12)	$(0.97)	$0.85	$(0.82)	$(1.66)	$0.84
Diluted	$(0.12)	$(0.97)	$0.85	$(0.82)	$(1.66)	$0.84
Average shares outstanding:
Basic	353		353	355		355
Diluted	353		356	355		355

Year ended	January 2, 2016			January 3, 2015
(Results are unaudited)	As reported	Comparable adjustments	Currency-neutral comparable	As reported	Comparable adjustments	Currency-neutral comparable
Net sales	$13,525	$(1,019)	$14,544	$14,580	$203	$14,377
Cost of goods sold	8,844	(58)	8,902	9,517	738	8,779
Selling, general and administrative expense	3,590	19	3,571	4,039	560	3,479
Operating profit	1,091	(980)	2,071	1,024	(1,095)	2,119
Interest expense	227	(4)	231	209	—	209
Other income (expense), net	(91)	(59)	(32)	10	—	10
Income before income taxes	773	(1,035)	1,808	825	(1,095)	1,920
Income taxes	159	(292)	451	186	(354)	540
Earnings (loss) from joint ventures	—	—	—	(6)	—	(6)
Net income	$614	$(743)	$1,357	$633	$(741)	$1,374
Net income (loss) attributable to noncontrolling interests	—	—	—	1	—	1
Net income attributable to Kellogg Company	$614	$(743)	$1,357	$632	$(741)	$1,373
Per share amounts:
Basic	$1.74	$(2.10)	$3.84	$1.76	$(2.07)	$3.83
Diluted	$1.72	$(2.09)	$3.81	$1.75	$(2.06)	$3.81
Average shares outstanding:
Basic	354		354	358		358
Diluted	356		356	360		360
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellogg Company and Subsidiaries
Supplement to Reconciliation of As Reported Results to Currency-Neutral Comparable Results
(millions, except per share data)

Quarter ended January 2, 2016
(Results are unaudited)	Mark-to- market	Project K and cost reduction activities	Other costs impacting comparability	Integration costs	Acquisitions/ divestitures	Shipping day differences	Venezuela remeasurement	Foreign currency impact	Comparable adjustments
Net sales	$—	$—	$—	$—	$19	$—	$—	$(336)	$(317)
Cost of goods sold	236	37	—	3	16	—	2	(246)	48
Selling, general and administrative expense	151	43	—	5	3	—	2	(54)	150
Operating profit	(387)	(80)	—	(8)	—	—	(4)	(36)	(515)
Interest expense	—	—	—	—	—	—	—	(1)	(1)
Other income (expense), net	—	—	—	—	1	—	—	10	11
Income before income taxes	(387)	(80)	—	(8)	1	—	(4)	(25)	(503)
Income taxes	(130)	(25)	—	(3)	—	—	—	(5)	(163)
Earnings (loss) from joint ventures	—	—	—	—	—	—	—	—	—
Net income	$(257)	$(55)	$—	$(5)	$1	$—	$(4)	$(20)	$(340)
Net income (loss) attributable to noncontrolling interests	—	—	—	—	—	—	—	—	—
Net income attributable to Kellogg Company	$(257)	$(55)	$—	$(5)	$1	$—	$(4)	$(20)	$(340)
Per share amounts:
Basic	$(0.73)	$(0.16)	$—	$(0.01)	$—	$—	$(0.01)	$(0.06)	$(0.97)
Diluted	$(0.73)	$(0.16)	$—	$(0.01)	$—	$—	$(0.01)	$(0.06)	$(0.97)

Quarter ended January 3, 2015
(Results are unaudited)	Mark-to- market	Project K and cost reduction activities	Other costs impacting comparability	Integration costs	Acquisitions/ divestitures	Shipping day differences	Venezuela remeasurement	Foreign currency impact	Comparable adjustments
Net sales	$—	$(2)	$—	$(1)	$—	$197	$—	$—	$194
Cost of goods sold	476	32	—	6	—	117	—	—	631
Selling, general and administrative expense	346	40	6	11	—	44	—	—	447
Operating profit	(822)	(74)	(6)	(18)	—	36	—	—	(884)
Interest expense	—	—	—	—	—	—	—	—	—
Other income (expense), net	—	—	—	—	—	—	—	—	—
Income before income taxes	(822)	(74)	(6)	(18)	—	36	—	—	(884)
Income taxes	(279)	(18)	(2)	(5)	—	11	—	—	(293)
Earnings (loss) from joint ventures	—	—	—	—	—	—	—	—	—
Net income	$(543)	$(56)	$(4)	$(13)	$—	$25	$—	$—	$(591)
Net income (loss) attributable to noncontrolling interests	—	—	—	—	—	—	—	—	—
Net income attributable to Kellogg Company	$(543)	$(56)	$(4)	$(13)	$—	$25	$—	$—	$(591)
Per share amounts:
Basic	$(1.52)	$(0.16)	$(0.01)	$(0.04)	$—	$0.07	$—	$—	$(1.66)
Diluted	$(1.52)	$(0.16)	$(0.01)	$(0.04)	$—	$0.07	$—	$—	$(1.66)
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellogg Company and Subsidiaries
Supplement to Reconciliation of As Reported Results to Currency-Neutral Comparable Results
(millions, except per share data)

Year ended January 2, 2016
(Results are unaudited)	Mark-to- market	Project K and cost reduction activities	Other costs impacting comparability	Integration costs	Acquisitions/ divestitures	Shipping day differences	Venezuela remeasurement	Foreign currency impact	Comparable adjustments
Net sales	$—	$(4)	$—	$(1)	$58	$(3)	$—	$(1,069)	$(1,019)
Cost of goods sold	296	191	—	14	46	(3)	112	(714)	(58)
Selling, general and administrative expense	150	128	(67)	15	8	—	8	(223)	19
Operating profit	(446)	(323)	67	(30)	4	—	(120)	(132)	(980)
Interest expense	—	—	—	—	—	—	—	(4)	(4)
Other income (expense), net	—	—	(19)	—	—	—	(49)	9	(59)
Income before income taxes	(446)	(323)	48	(30)	4	—	(169)	(119)	(1,035)
Income taxes	(148)	(94)	(2)	(8)	(1)	—	(20)	(19)	(292)
Earnings (loss) from joint ventures	—	—	—	—	—	—	—	—	—
Net income	$(298)	$(229)	$50	$(22)	$5	$—	$(149)	$(100)	$(743)
Net income (loss) attributable to noncontrolling interests	—	—	—	—	—	—	—	—	—
Net income attributable to Kellogg Company	$(298)	$(229)	$50	$(22)	$5	$—	$(149)	$(100)	$(743)
Per share amounts:
Basic	$(0.84)	$(0.65)	$0.14	$(0.06)	$0.01	$—	$(0.42)	$(0.28)	$(2.10)
Diluted	$(0.84)	$(0.64)	$0.14	$(0.06)	$0.01	$—	$(0.42)	$(0.28)	$(2.09)

Year ended January 3, 2015
(Results are unaudited)	Mark-to- market	Project K and cost reduction activities	Other costs impacting comparability	Integration costs	Acquisitions/ divestitures	Shipping day differences	Venezuela remeasurement	Foreign currency impact	Comparable adjustments
Net sales	$—	$(2)	$—	$(1)	$9	$197	$—	$—	$203
Cost of goods sold	438	152	—	22	9	117	—	—	738
Selling, general and administrative expense	346	144	6	20	—	44	—	—	560
Operating profit	(784)	(298)	(6)	(43)	—	36	—	—	(1,095)
Interest expense	—	—	—	—	—	—	—	—	—
Other income (expense), net	—	—	—	—	—	—	—	—	—
Income before income taxes	(784)	(298)	(6)	(43)	—	36	—	—	(1,095)
Income taxes	(271)	(80)	(2)	(12)	—	11	—	—	(354)
Earnings (loss) from joint ventures	—	—	—	—	—	—	—	—	—
Net income	$(513)	$(218)	$(4)	$(31)	$—	$25	$—	$—	$(741)
Net income (loss) attributable to noncontrolling interests	—	—	—	—	—	—	—	—	—
Net income attributable to Kellogg Company	$(513)	$(218)	$(4)	$(31)	$—	$25	$—	$—	$(741)
Per share amounts:
Basic	$(1.43)	$(0.61)	$(0.01)	$(0.09)	$—	$0.07	$—	$—	$(2.07)
Diluted	$(1.42)	$(0.61)	$(0.01)	$(0.09)	$—	$0.07	$—	$—	$(2.06)
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellogg Company and Subsidiaries
Restructuring and cost reduction activities
(Pre-tax millions)

	Quarter ended January 2, 2016				Year ended January 2, 2016
	Net Sales	Cost of goods sold	Selling, general and administrative expense	Total	Net Sales	Cost of goods sold	Selling, general and administrative expense	Total
2015
U.S. Morning Foods	$—	$3	$4	$7	$—	$46	$12	$58
U.S. Snacks	—	10	6	16	—	33	17	50
U.S. Specialty	—	—	2	2	—	—	5	5
North America Other	—	20	3	23	2	55	6	63
Europe	—	14	4	18	2	57	15	74
Latin America	—	—	2	2	—	2	2	4
Asia Pacific	—	1	2	3	—	9	4	13
Corporate	—	(11)	20	9	—	(11)	67	56
Total	$—	$37	$43	$80	$4	$191	$128	$323
	Quarter ended January 3, 2015				Year ended January 3, 2015
	Net Sales	Cost of goods sold	Selling, general and administrative expense	Total	Net Sales	Cost of goods sold	Selling, general and administrative expense	Total
2014
U.S. Morning Foods	$—	$16	$3	$19	$—	$52	$8	$60
U.S. Snacks	—	12	3	15	—	51	6	57
U.S. Specialty	—	—	1	1	—	1	2	3
North America Other	1	5	1	7	1	13	4	18
Europe	—	7	10	17	—	37	43	80
Latin America	1	—	1	2	1	1	6	8
Asia Pacific	—	12	3	15	—	29	8	37
Corporate	—	(20)	18	(2)	—	(32)	67	35
Total	$2	$32	$40	$74	$2	$152	$144	$298
2015 Variance - better(worse) than 2014
U.S. Morning Foods	$—	$13	$(1)	$12	$—	$6	$(4)	$2
U.S. Snacks	—	2	(3)	(1)	—	18	(11)	7
U.S. Specialty	—	—	(1)	(1)	—	1	(3)	(2)
North America Other	1	(15)	(2)	(16)	(1)	(42)	(2)	(45)
Europe	—	(7)	6	(1)	(2)	(20)	28	6
Latin America	1	—	(1)	—	1	(1)	4	4
Asia Pacific	—	11	1	12	—	20	4	24
Corporate	—	(9)	(2)	(11)	—	(21)	—	(21)
Total	$2	$(5)	$(3)	$(6)	$(2)	$(39)	$16	$(25)
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellogg Company and Subsidiaries
Integration and transaction costs
(Pre-tax millions)

	Quarter ended January 2, 2016				Year ended January 2, 2016
	Net Sales	Cost of goods sold	Selling, general and administrative expense	Total	Net Sales	Cost of goods sold	Selling, general and administrative expense	Total
2015
Europe	$—	$—	$3	$3	$—	$5	$6	$11
Latin America	—	—	1	1	—	1	2	3
Asia Pacific	—	3	1	4	1	8	5	14
Corporate	—	—	—	—	—	—	2	2
Total	$—	$3	$5	$8	$1	$14	$15	$30
	Quarter ended January 3, 2015				Year ended January 3, 2015
	Net Sales	Cost of goods sold	Selling, general and administrative expense	Total	Net Sales	Cost of goods sold	Selling, general and administrative expense	Total
2014
Europe	$—	$4	$11	$15	$—	$18	$18	$36
Latin America	—	—	—	—	—	—	—	—
Asia Pacific	1	2	1	4	1	4	2	7
Corporate	—	—	(1)	(1)	—	—	—	—
Total	$1	$6	$11	$18	$1	$22	$20	$43
2015 Variance - better(worse) than 2014
Europe	$—	$4	$8	$12	$—	$13	$12	$25
Latin America	—	—	(1)	(1)	—	(1)	(2)	(3)
Asia Pacific	1	(1)	—	—	—	(4)	(3)	(7)
Corporate	—	—	(1)	(1)	—	—	(2)	(2)
Total	$1	$3	$6	$10	$—	$8	$5	$13
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellogg Company and Subsidiaries
Venezuela remeasurement
(Pre-tax millions)

	Quarter ended January 2, 2016				Year ended January 2, 2016
	Cost of goods sold	Selling, general and administrative expense	Other (income) expense	Total	Cost of goods sold	Selling, general and administrative expense	Other (income) expense	Total
2015
Latin America	$2	$2	$—	$4	$111	$8	$10	$129
Corporate	—	—	—	—	1	—	39	40
Total	$2	$2	$—	$4	$112	$8	$49	$169
	Quarter ended January 3, 2015				Year ended January 3, 2015
	Cost of goods sold	Selling, general and administrative expense	Other (income) expense	Total	Cost of goods sold	Selling, general and administrative expense	Other (income) expense	Total
2014
Latin America	$—	$—	$—	$—	$—	$—	$—	$—
Corporate	—	—	—	—	—	—	—	—
Total	$—	$—	$—	$—	$—	$—	$—	$—
2015 Variance - better(worse) than 2014
Latin America	$(2)	$(2)	$—	$(4)	$(111)	$(8)	$(10)	$(129)
Corporate	—	—	—	—	(1)	—	(39)	(40)
Total	$(2)	$(2)	$—	$(4)	$(112)	$(8)	$(49)	$(169)
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellogg Company and Subsidiaries
Reconciliation of Non-GAAP Amounts - Reported Net Sales to Currency-Neutral Comparable Net Sales

Quarter ended January 2, 2016
(millions)	U.S. Morning Foods	U.S. Snacks	U.S. Specialty	North America Other	Total North America	Europe	Latin America	Asia Pacific	Corporate	Kellogg Consolidated
Reported Net Sales	$712	$750	$269	$389	$2,120	$612	$190	$220	$—	$3,142
Project K and cost reduction activities	—	—	—	—	—	—	—	—	—	—
Integration and transaction costs	—	—	—	—	—	—	—	—	—	—
Acquisitions/divestitures	—	—	—	—	—	19	—	—	—	19
Differences in shipping days	—	—	—	—	—	—	—	—	—	—
Comparable Net Sales	$712	$750	$269	$389	$2,120	$593	$190	$220	$—	$3,123
Foreign currency impact	—	—	—	(20)	(20)	(62)	(226)	(28)	—	(336)
Currency-Neutral Comparable Net Sales	$712	$750	$269	$409	$2,140	$655	$416	$248	$—	$3,459
Quarter ended January 3, 2015
(millions)	U.S. Morning Foods	U.S. Snacks	U.S. Specialty	North America Other	Total North America	Europe	Latin America	Asia Pacific	Corporate	Kellogg Consolidated
Reported Net Sales	$768	$807	$280	$448	$2,303	$677	$287	$247	$—	$3,514
Project K and cost reduction activities	—	—	—	(1)	(1)	—	(1)	—	—	(2)
Integration and transaction costs	—	—	—	—	—	—	—	(1)	—	(1)
Acquisitions/divestitures	—	—	—	—	—	—	—	—	—	—
Differences in shipping days	66	44	16	30	156	32	1	8	—	197
Comparable Net Sales	$702	$763	$264	$419	$2,148	$645	$287	$240	$—	$3,320
Foreign currency impact	—	—	—	—	—	—	—	—	—	—
Currency-Neutral Comparable Net Sales	$702	$763	$264	$419	$2,148	$645	$287	$240	$—	$3,320
% change - 2015 vs. 2014:
As Reported	(7.3)%	(7.2)%	(4.0)%	(13.1)%	(8.0)%	(9.6)%	(33.7)%	(11.0)%	—%	(10.6)%
Project K and cost reduction activities	—%	—%	—%	0.2%	—%	—%	—%	—%	—%	—%
Integration and transaction costs	—%	—%	—%	—%	—%	—%	—%	—%	—%	—%
Acquisitions/divestitures	—%	—%	—%	—%	—%	2.7%	—%	—%	—%	0.5%
Differences in shipping days	(8.8)%	(5.3)%	(5.5)%	(6.2)%	(6.6)%	(4.4)%	(0.2)%	(3.3)%	—%	(5.2)%
Comparable growth	1.5%	(1.9)%	1.5%	(7.1)%	(1.4)%	(7.9)%	(33.5)%	(7.7)%	—%	(5.9)%
Foreign currency impact	—%	—%	—%	(5.1)%	(1.0)%	(9.5)%	(78.8)%	(11.0)%	—%	(10.1)%
Currency-Neutral Comparable growth	1.5%	(1.9)%	1.5%	(2.0)%	(0.4)%	1.6%	45.3%	3.3%	—%	4.2%
Volume (tonnage)					(1.3)%	2.6%	(2.4)%	4.7%	—%	(0.1)%
Pricing/mix					0.9%	(1.0)%	47.7%	(1.4)%	—%	4.3%
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellogg Company and Subsidiaries
Reconciliation of Non-GAAP Amounts - Reported Net Sales to Currency-Neutral Comparable Net Sales

Year ended January 2, 2016
(millions)	U.S. Morning Foods	U.S. Snacks	U.S. Specialty	North America Other	Total North America	Europe	Latin America	Asia Pacific	Corporate	Kellogg Consolidated
Reported Net Sales	$2,992	$3,234	$1,181	$1,687	$9,094	$2,497	$1,015	$919	$—	$13,525
Project K and cost reduction activities	—	—	—	(2)	(2)	(2)	—	—	—	(4)
Integration and transaction costs	—	—	—	—	—	—	—	(1)	—	(1)
Acquisitions/divestitures	—	—	—	—	—	58	—	—	—	58
Differences in shipping days	—	—	—	—	—	(3)	—	—	—	(3)
Comparable Net Sales	$2,992	$3,234	$1,181	$1,689	$9,096	$2,444	$1,015	$920	$—	$13,475
Foreign currency impact	—	—	—	(86)	(86)	(376)	(486)	(121)	—	(1,069)
Currency-Neutral Comparable Net Sales	$2,992	$3,234	$1,181	$1,775	$9,182	$2,820	$1,501	$1,041	$—	$14,544
Year ended January 3, 2015
(millions)	U.S. Morning Foods	U.S. Snacks	U.S. Specialty	North America Other	Total North America	Europe	Latin America	Asia Pacific	Corporate	Kellogg Consolidated
Reported Net Sales	$3,108	$3,329	$1,198	$1,864	$9,499	$2,869	$1,205	$1,007	$—	$14,580
Project K and cost reduction activities	—	—	—	(1)	(1)	—	(1)	—	—	(2)
Integration and transaction costs	—	—	—	—	—	—	—	(1)	—	(1)
Acquisitions/divestitures	—	—	9	—	9	—	—	—	—	9
Differences in shipping days	66	44	16	30	156	32	1	8	—	197
Comparable Net Sales	$3,042	$3,285	$1,173	$1,835	$9,335	$2,837	$1,205	$1,000	$—	$14,377
Foreign currency impact	—	—	—	—	—	—	—	—	—	—
Currency-Neutral Comparable Net Sales	$3,042	$3,285	$1,173	$1,835	$9,335	$2,837	$1,205	$1,000	$—	$14,377
% change - 2015 vs. 2014:
As Reported	(3.7)%	(2.9)%	(1.4)%	(9.5)%	(4.3)%	(13.0)%	(15.8)%	(8.8)%	—%	(7.2)%
Project K and cost reduction activities	—%	—%	—%	—%	—%	(0.1)%	—%	—%	—%	—%
Integration and transaction costs	—%	—%	—%	—%	—%	—%	—%	(0.1)%	—%	—%
Acquisitions/divestitures	—%	—%	(0.8)%	—%	(0.1)%	2.0%	—%	—%	—%	0.4%
Differences in shipping days	(2.1)%	(1.3)%	(1.3)%	(1.5)%	(1.6)%	(1.1)%	—%	(0.8)%	—%	(1.3)%
Comparable growth	(1.6)%	(1.6)%	0.7%	(8.0)%	(2.6)%	(13.8)%	(15.8)%	(7.9)%	—%	(6.3)%
Foreign currency impact	—%	—%	—%	(4.8)%	(1.0)%	(13.2)%	(40.4)%	(11.9)%	—%	(7.5)%
Currency-Neutral Comparable growth	(1.6)%	(1.6)%	0.7%	(3.2)%	(1.6)%	(0.6)%	24.6%	4.0%	—%	1.2%
Volume (tonnage)					(1.8)%	(0.1)%	0.2%	6.6%	—%	(0.7)%
Pricing/mix					0.2%	(0.5)%	24.4%	(2.6)%	—%	1.9%
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellogg Company and Subsidiaries
Reconciliation of Non-GAAP Amounts - Reported Operating Profit to Currency-Neutral Comparable Operating Profit

Quarter ended January 2, 2016
(millions)	U.S. Morning Foods	U.S. Snacks	U.S. Specialty	North America Other	Total North America	Europe	Latin America	Asia Pacific	Corporate	Kellogg Consolidated
Reported	$106	$83	$60	$38	$287	$56	$7	$18	$(407)	$(39)
Mark-to-market	—	—	—	—	—	—	—	—	(387)	(387)
Project K and cost reduction activities	(7)	(16)	(2)	(23)	(48)	(18)	(2)	(3)	(9)	(80)
Other costs impacting comparability	—	—	—	—	—	—	—	—	—	—
Integration and transaction costs	—	—	—	—	—	(3)	(1)	(4)	—	(8)
Acquisitions/divestitures	—	—	—	—	—	—	—	—	—	—
Differences in shipping days	—	—	—	—	—	—	—	—	—	—
Venezuela remeasurement	—	—	—	—	—	—	(4)	—	—	(4)
Comparable	$113	$99	$62	$61	$335	$77	$14	$25	$(11)	$440
Foreign currency impact	—	—	—	(2)	(2)	(4)	(27)	(4)	1	(36)
Currency-Neutral Comparable	$113	$99	$62	$63	$337	$81	$41	$29	$(12)	$476
Quarter ended January 3, 2015
(millions)	U.S. Morning Foods	U.S. Snacks	U.S. Specialty	North America Other	Total North America	Europe	Latin America	Asia Pacific	Corporate	Kellogg Consolidated
Reported	$101	$95	$57	$69	$322	$58	$24	$14	$(840)	$(422)
Mark-to-market	—	—	—	—	—	—	—	—	(822)	(822)
Project K and cost reduction activities	(19)	(15)	(1)	(7)	(42)	(17)	(2)	(15)	2	(74)
Other costs impacting comparability	—	—	—	—	—	—	—	—	(6)	(6)
Integration and transaction costs	—	—	—	—	—	(15)	—	(4)	1	(18)
Acquisitions/divestitures	—	—	—	—	—	—	—	—	—	—
Differences in shipping days	19	6	3	8	36	6	(3)	—	(3)	36
Venezuela remeasurement	—	—	—	—	—	—	—	—	—	—
Comparable	$101	$104	$55	$68	$328	$84	$29	$33	$(12)	$462
Foreign currency impact	—	—	—	—	—	—	—	—	—	—
Currency-Neutral Comparable	$101	$104	$55	$68	$328	$84	$29	$33	$(12)	$462
% change - 2015 vs. 2014:
As Reported	5.8%	(12.0)%	5.0%	(46.4)%	(10.9)%	(1.5)%	(72.9)%	27.9%	51.5%	90.9%
Mark-to-market	—%	—%	—%	—%	—%	—%	—%	—%	65.7%	103.8%
Project K and cost reduction activities	10.8%	(1.7)%	(1.2)%	(25.1)%	(2.7)%	(0.8)%	(9.6)%	54.5%	(55.9)%	(3.1)%
Other costs impacting comparability	—%	—%	—%	—%	—%	0.3%	—%	0.5%	22.8%	1.1%
Integration and transaction costs	—%	(0.2)%	—%	—%	—%	13.3%	(5.1)%	(5.0)%	(0.3)%	1.6%
Acquisitions/divestitures	—%	—%	—%	—%	—%	0.7%	—%	—%	—%	0.1%
Differences in shipping days	(18.3)%	(4.7)%	(5.5)%	(9.2)%	(10.0)%	(5.9)%	4.4%	0.7%	16.4%	(6.8)%
Venezuela remeasurement	—%	—%	—%	—%	—%	—%	(14.9)%	—%	—%	(0.9)%
Comparable growth	13.3%	(5.4)%	11.7%	(12.1)%	1.8%	(9.1)%	(47.7)%	(22.8)%	2.8%	(4.9)%
Foreign currency impact	0.5%	—%	—%	(5.0)%	(0.9)%	(4.6)%	(93.9)%	(9.6)%	8.9%	(7.7)%
Currency-Neutral Comparable growth	12.8%	(5.4)%	11.7%	(7.1)%	2.7%	(4.5)%	46.2%	(13.2)%	(6.1)%	2.8%
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellogg Company and Subsidiaries
Reconciliation of Non-GAAP Amounts - Reported Operating Profit to Currency-Neutral Comparable Operating Profit

Year ended January 2, 2016
(millions)	U.S. Morning Foods	U.S. Snacks	U.S. Specialty	North America Other	Total North America	Europe	Latin America	Asia Pacific	Corporate	Kellogg Consolidated
Reported	$474	$385	$260	$178	$1,297	$247	$9	$54	$(516)	$1,091
Mark-to-market	—	—	—	—	—	—	—	—	(446)	(446)
Project K and cost reduction activities	(58)	(50)	(5)	(63)	(176)	(74)	(4)	(13)	(56)	(323)
Other costs impacting comparability	—	67	—	—	67	—	—	—	—	67
Integration and transaction costs	—	—	—	—	—	(11)	(3)	(14)	(2)	(30)
Acquisitions/divestitures	—	—	—	—	—	4	—	—	—	4
Differences in shipping days	—	—	—	—	—	—	—	—	—	—
Venezuela remeasurement	—	—	—	—	—	—	(119)	—	(1)	(120)
Comparable	$532	$368	$265	$241	$1,406	$328	$135	$81	$(11)	$1,939
Foreign currency impact	2	—	—	(15)	(13)	(29)	(72)	(13)	(5)	(132)
Currency-Neutral Comparable	$530	$368	$265	$256	$1,419	$357	$207	$94	$(6)	$2,071
Year ended January 3, 2015
(millions)	U.S. Morning Foods	U.S. Snacks	U.S. Specialty	North America Other	Total North America	Europe	Latin America	Asia Pacific	Corporate	Kellogg Consolidated
Reported	$479	$364	$266	$295	$1,404	$232	$169	$53	$(834)	$1,024
Mark-to-market	—	—	—	—	—	—	—	—	(784)	(784)
Project K and cost reduction activities	(60)	(57)	(3)	(18)	(138)	(80)	(8)	(37)	(35)	(298)
Other costs impacting comparability	—	—	—	—	—	—	—	—	(6)	(6)
Integration and transaction costs	—	—	—	—	—	(36)	—	(7)	—	(43)
Acquisitions/divestitures	—	—	—	—	—	—	—	—	—	—
Differences in shipping days	19	6	3	8	36	6	(3)	—	(3)	36
Venezuela remeasurement	—	—	—	—	—	—	—	—	—	—
Comparable	$520	$415	$266	$305	$1,506	$342	$180	$97	$(6)	$2,119
Foreign currency impact	—	—	—	—	—	—	—	—	—	—
Currency-Neutral Comparable	$520	$415	$266	$305	$1,506	$342	$180	$97	$(6)	$2,119
% change - 2015 vs. 2014:
As Reported	(0.9)%	5.9%	(2.4)%	(39.8)%	(7.6)%	6.7%	(94.8)%	1.7%	38.1%	6.6%
Mark-to-market	—%	—%	—%	—%	—%	—%	—%	—%	78.5%	21.6%
Project K and cost reduction activities	0.4%	2.6%	(0.6)%	(16.5)%	(3.0)%	3.7%	(2.2)%	26.6%	(50.3)%	(3.3)%
Other costs impacting comparability	—%	15.8%	—%	—%	4.3%	0.1%	—%	0.1%	51.8%	3.4%
Integration and transaction costs	—%	(0.1)%	—%	—%	—%	7.3%	(1.4)%	(9.1)%	(10.0)%	0.3%
Acquisitions/divestitures	—%	—%	—%	—%	—%	1.3%	—%	—%	—%	0.2%
Differences in shipping days	(3.7)%	(1.1)%	(1.0)%	(2.0)%	(2.2)%	(1.7)%	0.2%	0.3%	50.2%	(1.4)%
Venezuela remeasurement	—%	—%	—%	—%	—%	—%	(66.5)%	—%	(15.1)%	(5.7)%
Comparable growth	2.4%	(11.3)%	(0.8)%	(21.3)%	(6.7)%	(4.0)%	(24.9)%	(16.2)%	(67.0)%	(8.5)%
Foreign currency impact	0.3%	—%	—%	(5.2)%	(0.9)%	(8.3)%	(40.3)%	(12.5)%	(62.9)%	(6.2)%
Currency-Neutral Comparable growth	2.1%	(11.3)%	(0.8)%	(16.1)%	(5.8)%	4.3%	15.4%	(3.7)%	(4.1)%	(2.3)%
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellogg Company and Subsidiaries
Reconciliation of Non-GAAP Amounts - Reported Effective Tax Rate
to Currency-Neutral Comparable Effective Tax Rate

	Quarter ended		Year ended
	January 2, 2016	January 3, 2015	January 2, 2016	January 3, 2015
Reported Effective Tax Rate	60.7%	39.1%	20.6%	22.6%
Mark-to-market	38.0%	12.1%	(4.6)%	(5.8)%
Project K and cost reduction activities	(1.8)%	0.5%	(0.8)%	0.2%
Other costs impacting comparability	—%	(0.1)%	(0.9)%	—%
Integration and transaction costs	(0.5)%	(0.1)%	—%	—%
Acquisitions/divestitures	—%	—%	(0.2)%	—%
Differences in shipping days	—%	0.2%	—%	—%
Venezuela remeasurement	0.3%	—%	1.5%	—%
Comparable Effective Tax Rate	24.7%	26.5%	25.6%	28.2%
Foreign currency impact	0.5%	—%	0.7%	—%
Currency-Neutral Comparable Effective Tax Rate	24.2%	26.5%	24.9%	28.2%

Significant items impacting comparability

Comparable and Currency-Neutral Comparable EPS
For all periods presented, Comparable and Currency-Neutral Comparable basic and diluted EPS are calculated using the same shares outstanding that are used for As Reported basic and diluted EPS.

Project K and cost reduction activities
During 2013, the Company announced Project K, a four-year efficiency and effectiveness program. The program is expected to generate a significant amount of savings that will be invested in key strategic areas of focus for the business. The Company expects that this investment will drive future growth in revenues, gross margin, operating profit, and cash flow. The Company recorded pre-tax charges related to this program of $68 million and $311 million for the quarter and year-to-date periods ended January 2, 2016, respectively. The Company also recorded charges of $74 million and $298 million for the quarter and year-to-date periods ended January 3, 2015, respectively.

In 2015 we initiated the implementation of a zero-based budgeting (ZBB) program in our North America business. In support of the ZBB initiative, we incurred pre-tax charges of approximately $12 million in 2015.

Acquisitions and dispositions
In September 2015, the Company completed the acquisition of Mass Foods, Egypt's leading cereal company for $46 million, or $44 million net of cash and cash equivalents acquired. The acquisition added $4 million in incremental net sales to our reported results in the European reportable segment for the quarter and year-to-date periods ended January 2, 2016. The incremental operating profit for the quarter and year-to-date period ended January 2, 2016 was less then one million dollars.

In January 2015, the Company completed the acquisition of a majority interest in Bisco Misr, the number one packaged biscuits company in Egypt for $125 million, or $117 million net of cash and cash equivalents acquired. The acquisition added $15 million and $54 million in incremental net sales to our reported results in the European reportable segment for the quarter and year-to-date periods ended January 2, 2016, respectively. The acquisition added less than one million and $4 million of incremental operating profit to our reported results for the quarter and year-to-date periods ended January 2, 2016, respectively.

During the quarter ended September 27, 2014, the Company entered into an agreement to sell our vegan and vegetarian canned-meat substitute business unit under the Loma Linda brand to Atlantic Natural Foods (ANF), LLC of Nashville, N.C. The disposition negatively impacted reported net sales in the U.S. Specialty reportable segment by approximately $9 million for the year-to-date period ended January 3, 2015.

Integration and transaction costs
The Company has incurred integration costs related to the integration of the 2015 acquisition of Bisco Misr and the 2012 acquisition of Pringles as the Company moves these businesses into the Kellogg business model. In addition, the Company has incurred transaction costs for the September 2015 acquisition of Mass Foods and the September 2015 entry into a joint venture with Tolaram Africa. The Company recorded pre-tax integration and transaction costs of $8 million and $30 million for the quarter and year-to-date periods ended January 2, 2016, respectively. The Company recorded pre-tax integration charges of $18 million and $43 million for the quarter and year-to-date periods ended January 3, 2015, respectively.

Mark-to-market accounting for pension plans, commodities and certain foreign currency contracts
The Company recognizes mark-to-market adjustments for pension plans, commodity contracts, and certain foreign currency contracts as incurred. Actuarial gains/losses for pension plans are recognized in the year they occur. Changes between contract and market prices for commodities contracts and certain foreign currency contracts result in gains/losses that are recognized in the quarter they occur. The Company recorded total pre-tax mark-to-market charges of $387 million and $446 million for the quarter and year-to-date periods ended January 2, 2016, respectively. The Company recorded total pre-tax mark-to-market charges of $822 million and $784 million for the quarter and year-to-date periods ended January 3, 2015, respectively. The pre-tax mark-to-market charges for pension plans were $393 million and $828 million for the quarters ended January 2, 2016 and January 3, 2015, respectively, and $471 million and $744 million for the year-to-date periods ended January 2, 2016 and January 3, 2015, respectively.

Other costs impacting comparability
During the quarter ended July 4, 2015, a series of previously executed agreements between Kellogg's and a third party variable interest entity (VIE) were terminated resulting in our determination that the Company was no longer the primary beneficiary of the VIE.  Accordingly, the Company deconsolidated the financial statements of the VIE as of the end of the quarter.  As a result of the agreement terminations and related settlements, the Company recognized a loss of $19 million in Other income (expense), net for the year-to-date period ended January 2, 2016.
In connection with the deconsolidation that occurred during the quarter ended July 4, 2015, the Company derecognized all assets and liabilities of the VIE, including an allocation of a portion of goodwill from the U.S. Snacks operating segment, resulting in a $67 million non-cash gain, which was recorded within operating profit, for the year-to-date period ended January 2, 2016.

During the quarter ended January 3, 2015, the Company incurred $6 million of costs related to the evaluation of potential acquisitions.

Venezuela remeasurement and long-lived asset impairment
While Kellogg's continues to qualify for participation in CENCOEX at the official rate, there has been a continued reduction in the level of U.S. dollars available to exchange, in part due to recent declines in the price of oil and the overall decline of the macroeconomic environment within the country. The Company has experienced an increase in the amount of time it takes to exchange bolivars for U.S. dollars through the CENCOEX exchange during the year. Given this economic backdrop, and upon review of U.S. dollar cash needs in our Venezuela operations as of the quarter ended July 4, 2015, the Company concluded that it was no longer able to obtain sufficient U.S. dollars on a timely basis through the CENCOEX exchange to support our Venezuela operations resulting in a decision to remeasure our Venezuela subsidiary's financial statements using the SIMADI rate. The Company has evaluated all of the facts and circumstances surrounding our Venezuelan business and determined that as of January 2, 2016 the SIMADI rate continues to be the appropriate rate to use for remeasuring our Venezuelan subsidiary’s financial statements.

In connection with the change from the CENCOEX rate to the SIMADI rate that occurred in the quarter ended July 4, 2015, the Company evaluated the carrying value of our non-monetary assets for impairment and lower of cost or market adjustments. As a result of moving from the CENCOEX official rate to the SIMADI rate, the Company recorded pre-tax charges totaling $152 million in the quarter ended July 4, 2015, including $112 million in the Latin America operating segment and $40 million in the Corporate operating segment. Of the total charges, $100 million was recorded in COGS, $3 million was recorded in SGA, and $49 million was recorded in Other income (expense), net. These charges consist of $47 million related to the remeasurement of net monetary assets denominated in Venezuelan bolivar at the SIMADI exchange rate (recorded in Other income (expense), net), $56 million related to reducing inventory to the lower of cost or market (recorded in COGS) and $49 million related to the impairment of long-lived assets in Venezuela (recorded primarily in COGS).

As expected, during the second half of 2015, our Venezuelan subsidiary utilized assets that continued to be remeasured at historical exchange rates. This resulted in an additional unfavorable impact of $4 million and $17 million during the quarter and year-to-date periods ended January 2, 2016 in the Latin America operating segment. The total 2015 impact of moving from the CENCOEX official rate to the SIMADI rate was $169 million on a pre-tax basis, or approximately $.42 on a fully-diluted EPS basis.

As of January 2, 2016, certain non-monetary assets related to our Venezuelan subsidiary continue to be remeasured at historical exchange rates.  As these assets are utilized by our Venezuelan subsidiary, during the first half of 2016, they will be recognized in the income statement at historical exchange rates resulting in an unfavorable impact of approximately $4 million.

Shipping day differences
The Company's fiscal year normally ends on the Saturday closest to December 31 and as a result, a 53rd week is added approximately every sixth year. The Company's 2014 fiscal year ended on January 3, 2015, and included a 53rd week. While quarters normally consist of 13-week periods, the fourth quarter of 2014 included a 14th week. For comparability, the impact of the 53rd week is excluded from our comparable results. The impact of the fourth quarter 2014 53rd week was $197 million for net sales, $36 million for operating profit and $.07 on a fully-diluted EPS basis.

Foreign currency translation and the impact of Venezuela
The Company evaluates the operating results of our business on a currency-neutral basis. The Company determines currency-neutral operating results by dividing or multiplying, as appropriate, the current-period local currency operating results by the currency exchange rates used to translate our financial statements in the comparable prior-year period to determine what the current period U.S. dollar operating results would have been if the currency exchange rate had not changed from the comparable prior-year period.

As a result of the Company's decision to change the exchange rate that it uses to remeasure its Venezuela subsidiary from CENCOEX to the SIMADI exchange rate beginning mid-2015, the methodology the Company uses to calculate the impact of foreign currency translation, as described above, results in certain year-over-year growth rates that require additional commentary. The Company believes that the use of its standard currency-neutral methodology in combination with the additional commentary below provides important information to more fully understand currency-neutral operating results.

The Company's 2015 guidance that was maintained consistently throughout the year reflected an expectation of being approximately flat for currency-neutral comparable net sales and a decline of 2% to 4% for currency-neutral comparable operating profit. Within this guidance, Venezuela was expected to contribute approximately 1% of growth for both currency-neutral comparable net sales and currency-neutral comparable operating profit. In the second half of 2015, the Venezuela business experienced significant unplanned inflation that impacted both currency-neutral comparable net sales and operating profit that was much larger than anticipated in the guidance. To provide increased visibility into how the Company has delivered against its 2015 guidance, the commentary below provides both currency-neutral comparable results, which include the entire impact of Venezuela, as well as an adjusted measure that excludes the impact of Venezuela.

For the quarter ended January 2, 2016, Latin America currency-neutral comparable net sales and operating profit growth were 45.3% and 46.2% respectively. Excluding Venezuela, Latin America currency-neutral comparable net sales and operating profit growth would have been approximately 1.4% and 2.0%, respectively.

For the year-to-date period ended January 2, 2016, Latin America currency-neutral comparable net sales and operating profit growth were 24.6% and 15.4% respectively. Excluding Venezuela, Latin America currency-neutral comparable net sales and operating profit growth would have been approximately 1.3% and a decline of 3.4%, respectively.

For the quarter ended January 2, 2016, Kellogg Consolidated currency-neutral comparable net sales and operating profit growth was 4.2% and 2.8%, respectively. Excluding Venezuela, Kellogg Consolidated currency-neutral comparable net sales and operating profit growth would have been approximately 0.4% and 0.3%, respectively.

For the year-to-date period ended January 2, 2016, Kellogg Consolidated currency-neutral comparable net sales and operating profit growth was 1.2% and a decline of 2.3%, respectively. Excluding Venezuela, Kellogg Consolidated currency-neutral comparable net sales and operating profit would have declined by 0.8% and 3.6%, respectively.